As filed with the Securities and Exchange Commission on October 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SECURE COMPUTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	52-1637226
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4810 Harwood Road

San Jose, CA 95124

(Address of Principal Executive Offices)

N2H2, INC. 1997 STOCK OPTION PLAN, AS AMENDED

N2H2, INC. 1999 STOCK OPTION PLAN

N2H2, INC. 1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

N2H2, INC. 1999/2000 TRANSITION STOCK OPTION PLAN

N2H2, INC. 2000 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT DATED AUGUST 2, 2002 BETWEEN N2H2, INC. AND HOWARD PHILIP WELT

(Full Titles of the Plans)

John McNulty

Chief Executive Officer

Secure Computing Corporation

4810 Harwood Road

San Jose, CA 95124

(Name and Address of Agent For Service)

(408) 979-6100

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Kyle V. Guse

Heller Ehrman White & McAuliffe LLP

275 Middlefield Road

Menlo Park, California 94025

Telephone: (650) 324-7000

Facsimile: (650) 324-0638

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock $0.01, par value per share	607,738	$12.945	$7,867,168.41	$636.45

Total Common Stock

(1)	Includes shares subject to options assumed as of October 13, 2003. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the N2H2, Inc. 1997 Stock Option Plan, as amended, N2H2, Inc. 1999 Stock Option Plan, N2H2, Inc. 1999 Nonemployee Director Stock Option Plan, N2H2, Inc. 1999/2000 Transition Stock Option Plan, N2H2, Inc. 2000 Stock Option Plan, and Nonqualified Stock Option Agreement dated August 2, 2002 between N2H2, Inc. and Howard Philip Welt by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated in accordance with Rule 457(h) and 457(c) of the Securities Act solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on October 15, 2003.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Secure Computing Corporation, a Delaware corporation (the “Registrant”), relating to 607,738 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to employees of the Registrant under the N2H2, Inc. 1997 Stock Option Plan, as amended, N2H2, Inc. 1999 Stock Option Plan, N2H2, Inc. 1999 Nonemployee Director Stock Option Plan, N2H2, Inc. 1999/2000 Transition Stock Option Plan, N2H2, Inc. 2000 Stock Option Plan, and Nonqualified Stock Option Agreement dated August 2, 2003 between N2H2, Inc. and Howard Philip Welt.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed or to be filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

(c)	The Registrant’s Current Reports on Forms 8-K, filed with the Commission on April 17, 2003, July 17, 2003 and July 29, 2003;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above;

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 27, 1995 under the Exchange Act, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of the Registrant’s Common Stock will be passed upon by Heller Ehrman White & McAuliffe LLP, Menlo Park, California.

Item 6.	Indemnification of Directors and Officers

The Registrant’s Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s Bylaws provide that the Registrant will indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (page II-6)

99.1	N2H2, Inc. 1997 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.5 to the registration statement on Form S-1, No. 333-78495, filed by N2H2, Inc. on May 14, 1999 (the “Form S-1”))

99.2	N2H2, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Form S-1)

99.3	N2H2, Inc. 1999 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.1 to the registration statement on Form S-8, No. 333-85482, filed by N2H2, Inc. on April 3, 2002)

99.4	N2H2, Inc. 1999/2000 Transition Stock Option Plan (incorporated by reference to Exhibit 10.4 to the registration statement on Form S-8, No. 333-96307, filed by N2H2, Inc. on February 7, 2000)

99.5	N2H2, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the registration statement on Form S-8, No. 333-33954, filed by N2H2, Inc. on April 4, 2000)

99.6	Nonqualified Stock Option Agreement dated August 2, 2002 between N2H2, Inc. and Philip Howard Welt (incorporated by reference to Exhibit 10.1 to the registration statement on Form S-8, No. 333-100291, filed by N2H2, Inc. on October 3, 2002)

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, as amended, that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or

15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, this 16th day of October, 2003.

SECURE COMPUTING CORPORATION

By:	/s/ John McNulty

John McNulty Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John McNulty his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John McNulty John McNulty	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	October 16, 2003

/s/ Timothy J. Steinkopf Timothy J. Steinkopf	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2003

/s/ Timothy P. McGurran Timothy P. McGurran	President, Chief Operating Officer and Director	October 16, 2003

/s/ Robert J. Frankenberg Robert J. Frankenberg	Director	October 16, 2003

/s/ James F. Jordan James F. Jordan	Director	October 16, 2003

/s/ Stephen M. Puricelli Stephen M. Puricelli	Director	October 16, 2003

/s/ Eric P. Rundquist Eric P. Rundquist	Director	October 16, 2003

/s/ Alexander Zakupowsky, Jr. Alexander Zakupowsky, Jr.	Director	October 16, 2003

INDEX TO EXHIBITS

Item No.	Description of Exhibits

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (page II-6)

99.1	N2H2, Inc. 1997 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.5 to the registration statement on Form S-1, No. 333-78495, filed by N2H2, Inc. on May 14, 1999 (the “Form S-1”))

99.2	N2H2, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Form S-1)

99.3	N2H2, Inc. 1999 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.1 to the registration statement on Form S-8, No. 333-85482, filed by N2H2, Inc. on April 3, 2002)

99.4	N2H2, Inc. 1999/2000 Transition Stock Option Plan (incorporated by reference to Exhibit 10.4 to the registration statement on Form S-8, No. 333-96307, filed by N2H2, Inc. on February 7, 2000)

99.5	N2H2, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the registration statement on Form S-8, No. 333-33954, filed by N2H2, Inc. on April 4, 2000)

99.6	Nonqualified Stock Option Agreement dated August 2, 2002 between N2H2, Inc. and Philip Howard Welt (incorporated by reference to Exhibit 10.1 to the registration statement on Form S-8, No. 333-100291, filed by N2H2, Inc. on October 3, 2002)